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                                                                Exhibit 99(a)

                                SOMERSET SAVINGS BANK

     Proxy for Special Meeting of Stockholders to be held April __, 1998

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of the Special Meeting of Stockholders and the Proxy Statement dated ___________, 1998, hereby appoint(s) Thomas J. Kelly and Gary M. Abrams, and each of them independently of the other, attorneys or attorney of the undersigned (with full power of substitution in them and in each of them) to attend the Special Meeting of Stockholders of Somerset Savings Bank to be held at the [Holiday Inn, 30 Washington Street, Somerville, Massachusetts] on ___________, ___________, 1998 beginning at 10:00 a.m. and any adjournment or adjournments thereof (the "Meeting"), and there to vote and act in regard to all matters which may properly come before the Meeting upon and in respect of all shares of common stock of Somerset Savings Bank upon or in respect of which the undersigned would be entitled to vote or act, and with all powers the undersigned would possess, if personally present, and especially (but without limitation) to vote as indicated on the reverse of this card:

If the undersigned holds any shares of Somerset Savings Bank common stock in a fiduciary, custodial or joint capacity, this Proxy is signed by the undersigned in every such capacity as well as individually.

       PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should personally sign. If signing as executor or in any other capacity, or as an officer of a corporation, please indicate your full title as such.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

   1. To approve and adopt the Affiliation Agreement and Plan of Reorganization, dated as of December 9, 1997, by and between Somerset Savings Bank and UST Corp., as joined in by Mosaic Corp., a wholly-owned subsidiary of UST Corp., on January 9, 1998 (the "Affiliation Agreement"), which provides for the acquisition of Somerset Savings Bank by UST Corp. and the conversion of each outstanding share of Somerset Savings Bank common stock into 0.19 shares of UST Corp. common stock, upon the terms and subject to the conditions set forth in the Affiliation Agreement as described in the accompanying Proxy Statement-Prospectus and the Affiliation Agreement.

       / /  FOR          / /  AGAINST        / /  ABSTAIN

   2. To consider and act with discretionary authority upon such other matters as may properly come before the Meeting.

     The shares represented by this Proxy will be voted as directed by the undersigned. It is the intention of the Proxies to vote "FOR" the proposals set forth under Item 1 if no contrary instruction is indicated.

Please be sure to sign and date this Proxy.  Date                Mark box at
                                                 -------------   right if
                                                                 comments or
--------------------------------------------------------------   address change
                                                                 have been on
--------------------------------------------------------------   the reverse
Stockholder sign here.             Co-owner sign here.           side of this
                                                                 card.  / /